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                                                                   Exhibit 23.02

                         [LETTERHEAD OF MOORE STEPHENS]


Our Reference: 85/25725



Date:  28 February 2000



Flextronics International Limited
2241 Fortune Drive
San Jose
CA 95131
USA



FLEXTRONICS INTERNATIONAL LIMITED
S-4 (PROXY STATEMENT)


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Moore Stephens

Moore Stephens